Exhibit 99.1

AMNEAL REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
‒ Q1 2023 Net Revenue of $558 million; GAAP Net Loss of $7 million; Diluted Loss per Share of $0.05 ‒
‒ Adjusted EBITDA (1) of $116 million; Adjusted Diluted EPS (1) of $0.12 ‒
‒ Affirming 2023 Full Year Guidance ‒

BRIDGEWATER, NJ, May 5, 2023 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its actual results today for the first quarter ended March 31, 2023.

“We are very pleased with our strong first quarter results and start to 2023. We are confident in our continued momentum driven by the broad-based strength of our diverse and increasingly complex generics portfolio, uptake of our new biosimilars, expansion of our AvKARE business, and the continued growth and potential of our specialty portfolio. Today we are also happy to announce the successful inspection of our fourth and largest injectables facility, and we are working closely with the U.S. FDA ahead of our June 30th PDUFA date for IPX203 in Parkinson’s. These are key building blocks and good indicators of our continued success as we execute our strategy, drive sustainable long-term growth, reduce debt, and create value for all of our stakeholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the first quarter of 2023 was $558 million, an increase of 12% compared to $498 million in the first quarter of 2022. The increase was driven by growth across all three business segments with strong performance across our complex Generics portfolio, growth of Rytary® and Unithroid® in Specialty, and continued expansion of AvKARE’s distribution channel.

Net loss attributable to Amneal Pharmaceuticals, Inc. was $7 million in the first quarter of 2023 compared to a net loss of $2 million in the first quarter of 2022. Adjusted EBITDA(1) in the first quarter of 2023 was $116 million, an increase of 16% compared to the first quarter of 2022, reflective of robust revenue performance and favorable operating expenses. Diluted loss per share in the first quarter of 2023 was $0.05 compared to a loss of $0.01 for the first quarter of 2022. Adjusted diluted EPS(1) in both the first quarter of 2023 and 2022 was $0.12.

(1)    See “Non-GAAP Financial Measures” below.
Affirming Full Year 2023 Guidance
The Company is affirming its previously provided full year 2023 guidance.

Full Year 2023 Guidance
Net revenue	$2.25 billion - $2.35 billion
Adjusted EBITDA (1)	$500 million - $530 million
Adjusted diluted EPS (2)	$0.40 - $0.50
Operating cash flow (3)	$200 million - $230 million
Capital expenditures	$50 million - $60 million
Weighted average diluted shares outstanding (4)	Approximately 307 million
(1) Includes 100% of EBITDA from the AvKARE acquisition. See also “Non-GAAP Financial Measures” below.
(2) Accounts for 35% non-controlling interest in AvKARE. See also “Non-GAAP Financial Measures” below.
(3) Represents cash provided by operating activities. Guidance does not contemplate one time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Amneal’s 2023 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time on May 5, 2023 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial 1 (833) 470-1428 (in the U.S.) or for a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=49327. The access code for the call is 957420. A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial 1 (866) 813-9403 (in the U.S.) or for a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=49327. The access code for the replay is 704782.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully integrated global essential medicines company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of approximately 270 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations, including international expansion; expected or estimated operating results and financial performance; the Company’s growth prospects and opportunities as well as its strategy for growth; product development and launches; the successful commercialization and market acceptance of new products, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties, including bank failures; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, and adjusted diluted EPS, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net loss adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for (benefit from) income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) charges (credits) related to legal matters, including interest, net, (viii) asset impairment charges, (ix) regulatory approval milestone, (x) change in fair value of contingent consideration, (xi) other, (xii) net income attributable to non-controlling interests not associated with class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted EPS is calculated assuming the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net revenue	$557,540	$497,633
Cost of goods sold	379,354	323,062
Gross profit	178,186	174,571
Selling, general and administrative	102,096	98,665
Research and development	38,690	52,798
Intellectual property legal development expenses	1,644	764
Acquisition, transaction-related and integration expenses	—	434
Restructuring and other charges	510	731
Change in fair value of contingent consideration	2,457	200
Credit related to legal matters, net	(436)	(2,326)
Other operating income	(1,224)	—
Operating income	34,449	23,305
Other (expense) income:
Interest expense, net	(49,315)	(33,335)
Foreign exchange gain (loss), net	1,901	(2,013)
Other income, net	3,539	2,122
Total other expense, net	(43,875)	(33,226)
Loss before income taxes	(9,426)	(9,921)
Provision for (benefit from) income taxes	668	(3,461)
Net loss	(10,094)	(6,460)
Less: Net loss attributable to non-controlling interests	3,151	4,742
Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(6,943)	(1,718)
Accretion of redeemable non-controlling interest	—	(438)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(6,943)	$(2,156)

Net loss per share attributable to Amneal Pharmaceuticals, Inc.'s class A common stockholders:
Basic and diluted	$(0.05)	$(0.01)
Weighted-average common shares outstanding:
Basic and diluted	152,109	149,892

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$144,674	$25,976
Restricted cash	6,395	9,251
Trade accounts receivable, net	545,760	741,791
Inventories	529,042	530,735
Prepaid expenses and other current assets	81,424	103,565
Related party receivables	30	500
Total current assets	1,307,325	1,411,818
Property, plant and equipment, net	462,606	469,815
Goodwill	599,156	598,853
Intangible assets, net	1,055,319	1,096,093
Operating lease right-of-use assets	36,127	38,211
Operating lease right-of-use assets - related party	17,244	17,910
Financing lease right-of-use assets	62,400	63,424
Other assets	86,428	103,217
Total assets	$3,626,605	$3,799,341
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$467,421	$538,199
Current portion of liabilities for legal matters	76,317	107,483
Revolving credit facility	100,000	60,000
Current portion of long-term debt, net	29,965	29,961
Current portion of operating lease liabilities	9,017	8,321
Current portion of operating lease liabilities - related party	2,930	2,869
Current portion of financing lease liabilities	3,309	3,488
Related party payables - short term	14,750	2,479
Total current liabilities	703,709	752,800
Long-term debt, net	2,561,724	2,591,981
Note payable - related party	40,128	39,706
Operating lease liabilities	30,782	32,126
Operating lease liabilities - related party	15,163	15,914
Financing lease liabilities	60,241	60,769
Related party payables - long term	11,207	9,649
Other long-term liabilities	41,456	87,468
Total long-term liabilities	2,760,701	2,837,613
Redeemable non-controlling interests	27,527	24,949
Total stockholders' equity	134,668	183,979
Total liabilities and stockholders' equity	$3,626,605	$3,799,341

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,094)	$(6,460)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,150	57,815
Unrealized foreign currency (gain) loss	(1,987)	3,140
Amortization of debt issuance costs and discount	2,058	2,195
Change in fair value of contingent consideration	2,457	200
Stock-based compensation	7,596	8,065
Inventory provision	25,204	3,578
Other operating charges and credits, net	2,047	1,155
Changes in assets and liabilities:
Trade accounts receivable, net	195,970	124,268
Inventories	(22,508)	(25,549)
Prepaid expenses, other current assets and other assets	29,160	(4,423)
Related party receivables	470	4
Accounts payable, accrued expenses and other liabilities	(150,483)	(48,777)
Related party payables	1,672	5,132
Net cash provided by operating activities	139,712	120,343
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,688)	(10,793)
Acquisition of business	—	(84,714)
Acquisition of intangible assets	(338)	—
Deposits for future acquisition of property, plant, and equipment	(1,711)	(1,888)
Net cash used in investing activities	(11,737)	(97,395)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facility, financing leases and other	(72,659)	(9,796)
Borrowings on revolving credit facility	80,000	—
Proceeds from exercise of stock options	—	111
Employee payroll tax withholding on restricted stock unit vesting	(2,022)	(3,001)
Payments of deferred consideration for acquisitions - related party	—	(43,998)
Acquisition of redeemable non-controlling interest	—	(1,722)
Tax distributions to non-controlling interests	(18,219)	(3,164)
Net cash used in financing activities	(12,900)	(61,570)
Effect of foreign exchange rate on cash	767	(1,572)
Net increase (decrease) in cash, cash equivalents, and restricted cash	115,842	(40,194)
Cash, cash equivalents, and restricted cash - beginning of period	35,227	256,739
Cash, cash equivalents, and restricted cash - end of period	$151,069	$216,545
Cash and cash equivalents - end of period	$144,674	$210,477
Restricted cash - end of period	6,395	6,068
Cash, cash equivalents, and restricted cash - end of period	$151,069	$216,545

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net loss	$(10,094)	$(6,460)
Adjusted to add:
Interest expense, net	49,315	33,335
Provision for (benefit from) income taxes	668	(3,461)
Depreciation and amortization	58,150	57,815
EBITDA (Non-GAAP)	$98,039	$81,229
Adjusted to add (deduct):
Stock-based compensation expense	7,596	8,065
Acquisition, site closure, and idle facility expenses (1)	2,701	5,589
Restructuring and other charges	411	731
Charges (credits) related to legal matters, net (2)	4,064	(2,326)
Asset impairment charges	733	—
Foreign exchange (gain) loss	(1,901)	2,013
Change in fair value of contingent consideration	2,457	200
Regulatory approval milestone	—	5,000
Other	2,080	(641)
Adjusted EBITDA (Non-GAAP)	$116,180	$99,860

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended March 31,
	2023	2022
Net loss	$(10,094)	$(6,460)
Adjusted to add (deduct):
Non-cash interest	1,841	1,982
GAAP provision for (benefit from) income taxes	668	(3,461)
Amortization	39,611	39,152
Stock-based compensation expense	7,596	8,065
Acquisition, site closure expenses, and idle facility expenses (1)	2,701	5,589
Restructuring and other charges	411	731
Charges (credits) related to legal matters, including interest, net (2)	4,882	(2,326)
Asset impairment charges	733	—
Regulatory approval milestone	—	5,000
Change in fair value of contingent consideration	2,457	200
Other	2,229	(500)
Provision for income taxes (3)	(10,829)	(10,185)
Net income attributable to non-controlling interests not associated with our class B common stock	(5,395)	(2,199)
Adjusted net income (Non-GAAP)	$36,811	$35,588
Weighted average diluted shares outstanding (Non-GAAP) (4)	306,370	304,630
Adjusted diluted earnings per share (Non-GAAP)	$0.12	$0.12

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Explanations for Reconciliations of Net Loss to EBITDA and Adjusted EBITDA and
Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

(1)
Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2022 primarily included (i) transaction and integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited; (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd.; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.

(2)
For the three months ended March 31, 2023 charges (credits) related to legal matters, net included charges of $4.9 million for legal proceedings. For the three months ended March 31, 2022, we recorded a net credit of $2.3 million for an insurance recovery of $4.0 million, partially offset by charges for legal proceedings.

(3)	The non-GAAP effective tax rates for the three months ended March 31, 2023 and 2022 were 22.7% and 22.3%, respectively.

(4)	Weighted average diluted shares outstanding consisted of class A common stock and class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$343,806	$—	$343,806	$317,747	$—	$317,747
Cost of goods sold (2)	230,551	(15,442)	215,109	199,030	(15,091)	183,939
Gross profit	113,255	15,442	128,697	118,717	15,091	133,808
Gross margin %	32.9%		37.4%	37.4%		42.1%

Selling, general and administrative (3)	27,600	(1,279)	26,321	27,593	(6,250)	21,343
Research and development (4)	32,359	(943)	31,416	43,221	(1,159)	42,062
Intellectual property legal development expenses	1,624	—	1,624	772	—	772
Restructuring and other charges	99	—	99	206	(206)	—
(Credits) charges related to legal matters, net (5)	(2,444)	(2,056)	(4,500)	1,674	(1,674)	—
Other operating income	(1,224)	—	(1,224)	—	—	—
Operating income	$55,241	$19,720	$74,961	$45,251	$24,380	$69,631

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended March 31, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($1.7 million and $1.5 million), amortization expense ($10.8 million and $9.3 million), site closure and idle facility expenses ($2.1 million and $4.6 million), asset impairment charges ($0.7 million and none), and other ($0.1 million and $(0.3) million).

(3)
Adjustments for the three months ended March 31, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($0.7 million and $0.7 million), a regulatory approval milestone (none and $5.0 million), and site closure costs ($0.6 million and $0.6 million).

(4)	Adjustments for the three months ended March 31, 2023 and 2022 were comprised of stock-based compensation expense.

(5)	Adjustments for the three months ended March 31, 2023 and 2022 were comprised of charges for legal proceedings.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; In thousands)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$91,678	$—	$91,678	$85,086	$—	$85,086
Cost of goods sold (1)	43,191	(26,183)	17,008	43,853	(26,653)	17,200
Gross profit	48,487	26,183	74,670	41,233	26,653	67,886
Gross margin %	52.9%		81.4%	48.5%		79.8%

Selling, general and administrative (2)	22,379	(186)	22,193	24,400	(613)	23,787
Research and development (2)	6,331	(389)	5,942	9,577	(326)	9,251
Intellectual property legal development expenses (credit)	20	—	20	(8)	—	(8)
Change in fair value of contingent consideration (3)	2,457	(2,457)	—	200	(200)	—
Operating income	$17,300	$29,215	$46,515	$7,064	$27,792	$34,856

(1)	Adjustments for the three months ended March 31, 2023 and 2022 were comprised of amortization expense.

(2)	Adjustments for the three months ended March 31, 2023 and 2022 were comprised of stock-based compensation expense.

(3)
Contingent consideration was recorded in connection with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited and the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$122,056	$—	$122,056	$94,800	$—	$94,800
Cost of goods sold	105,612	—	105,612	80,179	—	80,179
Gross profit	16,444	—	16,444	14,621	—	14,621
Gross margin %	13.5%		13.5%	15.4%		15.4%

Selling, general and administrative (2)	12,940	(3,764)	9,176	13,410	(4,526)	8,884
Operating income	$3,504	$3,764	$7,268	$1,211	$4,526	$5,737

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended March 31, 2023 and 2022, respectively, were comprised of amortization expense ($4.2 million and $4.9 million), and other (($0.4) million in each period).